Exhibit 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

OF INBIT CORP.

In connection with the accompanying Annual Report on Form 10-K of Inbit Corp. for the year ended December 31, 2016, the undersigned, Choy Cheng Choong, Chief Financial Officer and Treasurer of Inbit Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Inbit Corp.

Date: December 06, 2017	/s/ CHOY CHENG CHOONG
CHOY CHENG CHOONG
Chief Financial Officer and Treasurer